EXHIBIT D(2)
                                    FORM OF
                                 NORTHERN FUNDS

              ADDENDUM NO. 1 TO THE INVESTMENT ADVISORY AGREEMENT
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          This Addendum, dated as of the 31st day of July, 2000, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE
NORTHERN TRUST COMPANY (the "Investment Adviser"), an Illinois state bank.

          WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory Agreement dated as of July 31, 2000 (the "Advisory Agreement"), pursuant to which the Trust appointed the Investment Adviser to act as investment adviser to the Trust for the Growth Equity Fund, Income Equity Fund, Small Cap Value Fund (formerly known as the Small Cap Fund), Select Equity Fund, International Growth Equity Fund, International Select Equity Fund, Global Fixed Income Fund (formerly known as International Fixed Income Fund), Fixed Income Fund, U.S. Government Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Money Market Fund, U.S. Government Money Market Fund and Municipal Money Market Fund;

          WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser under the Advisory Agreement, the Trust shall so notify the Investment Adviser in writing and if the Investment Adviser is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to the Investment Adviser shall be that which is agreed to in writing by the Trust and the Investment Adviser; and

          WHEREAS, pursuant to Section 1(b) of the Advisory Agreement, the Trust has notified the Investment Adviser that it is establishing the California Municipal Money Market Fund and the U.S. Government Select Money Market Fund (the "Funds"), and that it desires to retain the Investment Adviser to act as the investment adviser therefor, and the Investment Adviser has notified the Trust that it is willing to serve as investment adviser for the Funds;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust for the Funds in accordance with the terms set forth in the Advisory Agreement. The Investment Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

               2. Compensation. For the services provided and the expenses assumed pursuant to the Advisory Agreement regarding the Funds, the Trust will

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                         pay the Investment
                         Adviser, and the Investment Adviser will accept as full compensation therefor from the Trust, a fee at an annual rate of 0.60 of 1% of each Fund's average net assets.



               3. Capitalized Terms. From and after the date hereof, the term "Current Funds" as used in the Advisory Agreement shall be deemed to include the California Municipal Money Market Fund and the U.S. Government Select Money Market Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

               4. Miscellaneous. The initial term of the Advisory Agreement with respect to the Funds shall continue, unless sooner terminated in accordance with the Advisory Agreements, until March 31, 2001. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                         NORTHERN FUNDS



Attest:                      By:
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                                 Title:



                         THE NORTHERN TRUST COMPANY



Attest:                      By:
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                                 Title:

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